EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of GeoWaste Incorporated on Form S-3 of:

     . Our report dated March 27, 1997 on our audits of the consolidated financial statements and financial statement schedule of GeoWaste Incorporated as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which is included in the Annual Report on Form 10-K.

We also consent to the reference to our Firm under the caption "Experts."


                                             /s/  COOPERS & LYBRAND L.L.P.
                                             COOPERS & LYBRAND L.L.P.

Jacksonville, Florida
August 20, 1997